As filed with the Securities and Exchange Commission on May 19, 2010
Registration No. 333-165212

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oasis Petroleum Inc.
(Exact name of registrant as specified in its charter)

Delaware	1311	80-0554627
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 202
Houston, Texas 77002
(713) 574-1770
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas B. Nusz
Chairman, President and Chief Executive Officer
Oasis Petroleum Inc.
1001 Fannin Street, Suite 202
Houston, Texas 77002
(713) 574-1770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

T. Mark Kelly David P. Oelman Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	G. Michael O’Leary David C. Buck Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, TX 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the registration statement on Form S-1 (File No. 333-165212) of Oasis Petroleum Inc. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 4 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 4 does not include a copy of the preliminary prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the common stock offered hereby. With the exception of the Registration Fee, FINRA Filing Fee and New York Stock Exchange listing fee), the amounts set forth below are estimates. The selling stockholder will not bear any portion of such expenses.

SEC Registration Fee	$24,955
FINRA Filing Fee	35,500
New York Stock Exchange listing fee
Accountants’ fees and expenses	1,000,000
Legal fees and expenses	1,500,000
Printing and engraving expenses	375,000
Transfer agent and registrar fees	3,500
Miscellaneous	1,061,045

Total	$4,000,000

ITEM 14.	Indemnification of Directors and Officers

Our certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We will enter into written indemnification agreements with our directors and officers. Under these proposed agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

ITEM 15.	Recent Sales of Unregistered Securities

In connection with its formation in February 2010, Oasis Petroleum Inc. issued 1,000 shares of its common stock to Oasis Petroleum LLC in exchange for consideration of $10.00. The issuance of shares did not involve any underwriters or a public offering, and we believe that such issuance was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

During the past three years, Oasis Petroleum LLC has issued additional membership interests in connection with capital contributions from its members, which consist of funds affiliated with EnCap Investments, L.P. (“EnCap”); Oasis Petroleum Management LLC, which is controlled by members of management of Oasis Petroleum Inc.; and other private investors. Aggregate capital contributions were $104.6 million, $80.5 million and $49.9 million for the years ended December 31, 2009 and 2008 and the period ended December 31, 2007, respectively. None of these transactions involved any underwriters or any public offerings, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act. Each of our members has represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number		Description

*1	.1	Form of Underwriting Agreement
*2	.1	Form of Plan of Merger among OAS Mergerco LLC, OAS Holding Company LLC and Oasis Petroleum LLC
*2	.2	Form of Contribution Agreement among Oasis Petroleum Inc., Oasis Petroleum LLC, OAS Holding Company LLC, OAS Mergerco LLC and EnCap Energy Capital Fund VI, L.P.
3.1		Form of Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc.
3.2		Form of Amended and Restated Bylaws of Oasis Petroleum Inc.
4.1		Form of Common Stock Certificate
*5	.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
**10	.1	Amended and Restated Credit Agreement, dated as of February 26, 2010, among Oasis Petroleum LLC, Oasis Petroleum North America LLC, BNP Paribas, as Administrative Agent, and the lenders party thereto
*10	.2	First Amendment to Amended and Restated Credit Agreement, among Oasis Petroleum LLC, Oasis Petroleum Inc., Oasis Petroleum North America LLC, BNP Paribas, as Administrative Agent, and the lenders party thereto
10.3		Form of Employment Agreement between Oasis Petroleum Inc. and Thomas B. Nusz
10.4		Form of Employment Agreement between Oasis Petroleum Inc. and Taylor L. Reid
*10	.5	Form of Registration Rights Agreement between Oasis Petroleum Inc. and OAS Holding Company LLC
10.6		Long Term Incentive Plan of Oasis Petroleum Inc.
10.7		Form of Indemnification Agreement between Oasis Petroleum Inc. and each of the directors thereof
10.8		Executive Change in Control and Severance Benefit Plan of Oasis Petroleum Inc.
10.9		2010 Annual Incentive Compensation Plan of Oasis Petroleum Inc.
10.10		Form of Notice of Grant of Restricted Stock
10.11		Form of Restricted Stock Agreement

Exhibit
Number		Description

10.12		Form of Notice of Grant of Restricted Stock Unit
10.13		Form of Notice of Grant of Restricted Stock Unit Designated as a Performance Share Unit
10.14		Form of Restricted Stock Unit Agreement
10.15		Form of Services Agreement between Oasis Petroleum Inc. and Oasis Petroleum Management LLC
10.16		Form of Services Agreement between Oasis Petroleum Inc. and OAS Holding Company LLC
****21	.1	List of Subsidiaries of Oasis Petroleum Inc.
*****23	.1	Consent of PricewaterhouseCoopers LLP
*****23	.2	Consent of W.D. Von Gonten & Co.
*****23	.3	Consent of DeGolyer and MacNaughton
*23	.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)
**24	.1	Power of Attorney (included on the signature page of the initial filing of the registration statement)
24.2		Power of Attorney of Michael McShane
***99	.1	Report of W.D. Von Gonten & Co. for reserves as of December 31, 2007
***99	.2	Report of W.D. Von Gonten & Co. for reserves as of December 31, 2008
**99	.3	Report of DeGolyer and MacNaughton for reserves as of December 31, 2009

*	To be filed by amendment.
**	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on March 4, 2010.
***	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on April 9, 2010.
****	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on April 23, 2010.

*****	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on May 17, 2010.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on May 19, 2010.

OASIS PETROLEUM INC.

By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Thomas B. Nusz Thomas B. Nusz		Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 19, 2010

* Taylor L. Reid		Director, Executive Vice President and Chief Operating Officer	May 19, 2010

* Roy W. Mace		Senior Vice President, Chief Accounting Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	May 19, 2010

* Michael McShane		Director	May 19, 2010

* Douglas E. Swanson, Jr.		Director	May 19, 2010

* Robert L. Zorich		Director	May 19, 2010

*By:	/s/ Thomas B. Nusz Thomas B. Nusz, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description

*1.1	Form of Underwriting Agreement
*2.1	Form of Plan of Merger among OAS Mergerco LLC, OAS Holding Company LLC and Oasis Petroleum LLC
*2.2	Form of Contribution Agreement among Oasis Petroleum Inc., Oasis Petroleum LLC, OAS Holding Company, OAS Mergerco LLC and EnCap Energy Capital Fund VI, L.P.
3.1	Form of Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc.
3.2	Form of Amended and Restated Bylaws of Oasis Petroleum Inc.
4.1	Form of Common Stock Certificate
*5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
**10.1	Amended and Restated Credit Agreement, dated as of February 26, 2010, among Oasis Petroleum LLC, Oasis Petroleum North America LLC, BNP Paribas, as Administrative Agent, and the lenders party thereto
*10.2	First Amendment to Amended and Restated Credit Agreement, among Oasis Petroleum LLC, Oasis Petroleum Inc., Oasis Petroleum North America LLC, BNP Paribas, as Administrative Agent, and the lenders party thereto
10.3	Form of Employment Agreement between Oasis Petroleum Inc. and Thomas B. Nusz
10.4	Form of Employment Agreement between Oasis Petroleum Inc. and Taylor L. Reid
*10.5	Form of Registration Rights Agreement between Oasis Petroleum Inc. and OAS Holding Company LLC
10.6	Long Term Incentive Plan of Oasis Petroleum Inc.
10.7	Form of Indemnification Agreement between Oasis Petroleum Inc. and each of the directors thereof
10.8	Executive Change in Control and Severance Benefit Plan of Oasis Petroleum Inc.
10.9	2010 Annual Incentive Compensation Plan of Oasis Petroleum Inc.
10.10	Form of Notice of Grant of Restricted Stock
10.11	Form of Restricted Stock Agreement
10.12	Form of Notice of Grant of Restricted Stock Unit
10.13	Form of Notice of Grant of Restricted Stock Unit Designated as a Performance Share Unit
10.14	Form of Restricted Stock Unit Agreement
10.15	Form of Services Agreement between Oasis Petroleum Inc. and Oasis Petroleum Management LLC
10.16	Form of Services Agreement between Oasis Petroleum Inc. and OAS Holding Company LLC
****21.1	List of Subsidiaries of Oasis Petroleum Inc.
*****23.1	Consent of PricewaterhouseCoopers LLP
*****23.2	Consent of W.D. Von Gonten & Co.
*****23.3	Consent of DeGolyer and MacNaughton
*23.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)
**24.1	Power of Attorney (included on the signature page of the initial filing of the registration statement)
24.2	Power of Attorney of Michael McShane
***99.1	Report of W.D. Von Gonten & Co. for reserves as of December 31, 2007
***99.2	Report of W.D. Von Gonten & Co. for reserves as of December 31, 2008
**99.3	Report of DeGolyer and MacNaughton for reserves as of December 31, 2009

*	To be filed by amendment.
**	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on March 4, 2010.
***	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on April 9, 2010.
****	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on April 23, 2010.

*****	Previously filed as part of the registration statement on Form S-1 (Registration No. 333-165212) on May 17, 2010.